Exhibit 99.2

Report of Independent Auditors

To the Board of Directors and Stockholders of SDI Holding, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows present fairly, in all material respects, the financial position of SDI Holding, Inc and its subsidiaries as of June 30, 2005, December 31, 2004 and 2003, and the results of their operations and their cash flows for the six month period ended June 30, 2005, the years ended December 31, 2004 and 2003 and the five month period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

September 27, 2005

SDI Holding, Inc. and Subsidiaries
Consolidated Balance Sheets
June 30, 2005, December 31, 2004 and 2003

	June 30,	December 31,
	2005	2004	2003
Assets
Current assets
Cash	$3,754,978	$2,183,957	$2,017,710
Accounts receivable, net of allowances of $3,675,587, $3,765,742 and $4,698,111	51,757,163	37,883,403	28,865,902
Inventories	59,956,563	37,858,983	27,599,774
Rebates receivable	5,314,064	4,937,544	3,562,281
Refundable income taxes	—	—	755,383
Prepaid expenses and other	2,813,631	2,001,395	2,784,760
Deferred income taxes	3,652,420	3,803,289	867,144
Total current assets	127,248,819	88,668,571	66,452,954
Property and equipment, net	11,001,294	9,682,449	8,586,616
Other assets, net
Other intangible assets	19,866,216	21,576,004	19,903,375
Deferred loan costs	545,312	552,900	921,504
Goodwill	37,618,550	37,492,232	33,089,508
Total other assets	58,030,078	59,621,136	53,914,387
Total assets	$196,280,191	$157,972,156	$128,953,957
Liabilities and Stockholders’ Equity
Current liabilities
Revolving credit facility	$53,438,037	$41,770,975	$30,224,563
Current portion of long-term debt	5,625,000	5,625,000	3,375,000
Capital lease obligations	13,347	19,178	27,142
Book overdraft	7,160,330	3,496,350	1,706,807
Accounts payable	55,661,598	33,992,247	29,199,999
Income tax payable	1,662,623	1,528,701	—
Accrued expenses and other	8,832,087	6,622,381	5,554,714
Total current liabilities	132,393,022	93,054,832	70,088,225
Long-term debt, less current portion	16,399,054	18,027,067	17,033,092
Capital lease obligations, less current portions	33,676	35,387	55,205
Deferred income taxes	5,389,499	5,496,497	6,146,996
Total liabilities	154,215,251	116,613,783	93,323,518
Commitments and contingencies
Stockholders’ equity
Common stock, $.01 par value; 45,000,000 shares authorized; 39,816,306, 39,729,906 and 34,606,906 shares issued and outstanding	398,163	397,299	346,069
Additional paid-in capital	39,418,143	39,332,607	34,260,837
Warrants outstanding	2,148,152	2,148,152	2,148,152
Accumulated other comprehensive income	178,694	139,715	—
Accumulated deficit	(78,212)	(659,400)	(1,124,619)
Total stockholders’ equity	42,064,940	41,358,373	35,630,439
Total liabilities and stockholders’ equity	$196,280,191	$157,972,156	$128,953,957

The accompanying notes are an integral part of the consolidated financial statements.

SDI Holding, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Six Months Ended June 30, 2005,
the Years Ended December 31, 2004 and 2003
and the Five Months Ended December 31, 2002

	Six Months	Year Ended December 31,		Five Months
	June 30, 2005	2004	2003	December 30, 2002
Sales, net	$153,254,453	$248,337,784	$227,727,079	$71,239,406
Cost of goods sold	114,904,286	185,988,385	171,373,452	55,596,020
Gross margin	38,350,167	62,349,399	56,353,627	15,643,386
Selling, general and administrative expenses	34,069,921	56,261,795	51,488,959	14,404,088
Investor’s management fees	345,653	657,627	598,175	269,833
Income from operations	3,934,593	5,429,977	4,266,493	969,465
Other income (expense)
Interest expense	(2,749,019)	(4,318,176)	(4,085,635)	(1,253,519)
Gain (loss) on sale of property and equipment	(12,365)	5,599	39,208	35,612
Income (loss) before provision for income taxes	1,173,209	1,117,400	220,066	(248,442)
Provision for income taxes	496,369	524,967	269,361	(26,515)
Income (loss) from continuing operations	676,840	592,433	(49,295)	(221,927)
Loss from discontinued operations, net of tax	(95,652)	(127,214)	(714,455)	(138,942)
Net income (loss)	$581,188	$465,219	$(763,750)	$(360,869)

The accompanying notes are an integral part of the consolidated financial statements.

SDI Holding, Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholders’ Equity
and Comprehensive Income
For the Six Months Ended June 30, 2005, the Years Ended December 31,
2004 and 2003 and the Five Months Ended December 31, 2002

						Accumulated
			Additional	Stock		Other
	Common Stock		Paid-in	Subscription	Warrants	Comprehensive	Retained		Comprehensive
	Shares	Amount	Capital	Receivable	Outstanding	Income	Earnings	Total	Income
Balance at August 1, 2002	23,045,000	$230,450	$22,814,550	$(45,000)	$1,425,503	$—	$—	$24,425,503
Net loss	—	—	—	—	—	—	(360,869)	(360,869)	$(360,869)
Subscription payment	—	—	—	45,000	—	—	—	45,000
Balance at December 31, 2002	23,045,000	$230,450	$22,814,550	$—	$1,425,503	$—	$(360,869)	$24,109,634
Net loss	—	—	—	—	—	—	(763,750)	(763,750)	$(763,750)
Issuance of common stock	11,561,906	115,619	11,446,287	—	—	—	—	11,561,906
Warrants issued	—	—	—	—	722,649	—	—	722,649
Balance at December 31, 2003	34,606,906	$346,069	$34,260,837	$—	$2,148,152	$—	$(1,124,619)	$35,630,439
Net income	—	—	—	—	—	—	465,219	465,219	$465,219
Net change on hedging derivatives , net of tax of $97,090	—	—	—	—	—	139,715	—	139,715	139,715
Comprehensive income									$604,934
Issuance of common stock	5,275,000	52,750	5,222,250	—	—	—	—	5,275,000
Shares repurchased	(152,000)	(1,520)	(150,480)	—	—	—	—	(152,000)
Balance at December 31, 2004	39,729,906	$397,299	$39,332,607	$—	$2,148,152	$139,715	$(659,400)	$41,358,373
Net income	—	—	—	—	—	—	581,188	581,188	$581,188
Net change on hedging derivatives, net of tax of $27,090	—	—	—	—	—	38,979	—	38,979	38,979
Comprehensive income									$620,167
Issuance of common stock	86,400	864	85,536	—	—	—	—	86,400
Balance at June 30, 2005	39,816,306	$398,163	$39,418,143	—	$2,148,152	$178,694	$(78,212)	$42,064,940

The accompanying notes are an integral part of the consolidated financial statements

SDI Holding, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2005,
the Years Ended December 31, 2004 and 2003
and the Five Months Ended December 31, 2002

	Six Months	Years Ended		Five Months
	June 30,	December 31,	December 31,	December 31,
	2005	2004	2003	2002
Cash Flows from Operating Activities
Net income (loss)	$581,188	$465,219	$(763,750)	$(360,869)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,316,336	5,857,657	6,401,313	2,331,200
Amortization of discount on subordinated notes	184,487	368,975	363,500	98,994
Provision for doubtful accounts	815,845	1,279,501	389,955	371,582
Gain on disposal of assets	12,365	(405,599)	(39,038)	(35,612)
Deferred income taxes	16,784	(3,683,734)	396,140	1,001,387
Changes in assets and liabilities, net of acquisitions
(Increase) decrease in—
Accounts receivable	(14,689,605)	(8,287,220)	(314,176)	8,579,381
Inventories	(22,110,080)	(4,591,155)	(2,977,899)	7,915,641
Rebates receivable	(376,520)	(1,177,402)	(940,687)	(477,546)
Refundable income taxes	—	755,383	442,275	(1,197,658)
Prepaid expenses and other current assets	(758,667)	1,710,648	709,882	(9,669)
Increase (decrease) in—
Accounts payable	21,669,351	2,277,623	6,599,249	(10,418,488)
Accrued expenses and other	2,343,625	1,182,317	995,222	(1,986,011)
Net cash provided by (used in) operating activities	(8,994,891)	(4,247,787)	11,261,986	5,812,332
Cash Flows from Investing Activities
Capital expenditures	(2,827,170)	(2,118,227)	(2,845,907)	(771,966)
Proceeds from sale of property and equipment	47,000	1,055,934	133,291	57,346
Acquisitions, net of cash acquired	(101,318)	(13,829,846)	(32,005,444)	—
Net cash used in investing activities	(2,881,488)	(14,892,139)	(34,718,060)	(714,620)
Cash Flows from Financing Activities
Net change in book overdraft	3,663,980	1,789,543	760,070	(1,244,373)
Proceeds from sale of stock	86,400	5,275,000	11,561,906	45,000
Stock repurchases	—	(152,000)	—	(3,204,855)
Net borrowings on revolving credit facility	11,667,062	11,546,412	4,802,097	—
Borrowing on senior term loan	—	3,250,000	3,000,000	—
Borrowing on subordinated notes	—	—	5,000,000	—
Increase in deferred loan costs	(150,000)	—	—	—
Borrowing on senior equipment notes	—	1,000,000	1,500,000	—
Principal payments on senior term loan	(1,500,000)	(3,000,000)	(2,750,000)	(500,000)
Payments on senior equipment notes	(312,500)	(375,000)	(156,250)	—
Payments on capital lease obligations	(7,542)	(27,782)	—	(6,843)
Net cash provided by (used in) financing activities	13,447,400	19,306,173	23,717,823	(4,911,071)
Net increase in cash and cash equivalents	1,571,021	166,247	261,749	186,641
Cash and cash equivalents, beginning of period	2,183,957	2,017,710	1,755,961	1,569,320
Cash and cash equivalents, end of period	$3,754,978	$2,183,957	$2,017,710	$1,755,961
Supplemental disclosures:
Cash paid for interest	$2,628,349	$4,177,508	$3,783,844	$855,758
Cash paid for income taxes	$249,286	$1,819,579	$310,644	$948,806
Issued seller financing	$—	$2,000,000	$—	$—

The accompanying notes are an integral part of the consolidated financial statements

SDI Holding, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For the Six Months Ended June 30, 2005,
the Years Ended December 31, 2004 and 2003
and the Five Months Ended December 31, 2002

1. Organization

Nature of Operations

SDI Holding, Inc. (“SDI Holding” or the “Company”), a Delaware Corporation, was incorporated July 24, 2002 for the purpose of developing a roofing and supply wholesale distribution business. SDI Holding intends to build its business by acquiring and consolidating building product distribution companies concentrating on commercial and residential roofing, residential siding and related products.

The accompanying consolidated financial statements include the accounts of SDI Holding, its wholly owned subsidiary Shelter Distribution, Inc. (“Shelter”), and Shelter’s subsidiaries West Roofing and Supply LP, West Roofing Partners, Inc., Complete Roofing Supply, Inc., Wimsatt Brothers, Inc., Wimsatt Tennessee Corporation, ABCo Wholesale Distributors, Inc. (“ABCo”) and U.S. Superior Building Products, Inc. (“USS”) (collectively the “Company”). Effective July 1, 2004, all of Shelter’s subsidiaries were merged with and into Shelter. All material intercompany accounts and transactions have been eliminated.

The Company is a wholesale distributor of roofing, siding and related building materials. The Company sells products for both commercial and residential applications. The Company’s major customers are predominantly construction companies and building products dealers. The Company operates branches in Arkansas, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Michigan, Missouri, Nebraska, North Carolina, Oklahoma, Tennessee and Texas.

Acquisition of Shelter Distribution, Inc.

Effective August 1, 2002, the Company acquired the stock of Shelter Distribution, Inc. (“the SDI Acquisition”). The purchase price totaled $67,627,321, and was funded through $23,000,000 in equity, $6,000,000 in term loans, $10,000,000 in subordinated notes, and a $28,627,321 draw on the revolving credit facility. SDI Acquisition related costs and fees of $3,353,193 are included in the total purchase price.

In accordance with the underlying agreement, $5,808,822 of this purchase price was deposited into escrow. At December 31, 2003, prepaid expenses and other includes a receivable due from the Seller for $1,967,185. The December 31, 2003 balance was collected in March 2004.

The SDI Acquisition was accounted for as a purchase. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on the estimated fair market values at the date of acquisition. The excess of the purchase price over the estimated fair market value of the net assets at the date of acquisition was $27,109,605 which was recorded as goodwill (Note 2).

The following table summarizes the estimated fair values of the assets and liabilities assumed at the date of acquisition:

Cash	$1,569,320
Accounts receivable	29,439,569
Inventories	19,702,029
Rebates receivable	2,086,127
Deferred income tax asset	3,530,788
Prepaid expenses	3,244,534
Property and equipment	4,925,836
Other intangible assets	17,105,790
Goodwill	27,109,605
Accounts payable	(29,222,662)
Accrued expenses	(5,235,411)
Capital lease obligations	(203,890)
Deferred income taxes	(6,424,314)
Net assets acquired	$67,627,321

Acquisition of Guardian Building Products Distribution

Effective January 17, 2003, the Company acquired certain assets and liabilities of fourteen branches from Guardian Building Products Distribution for $24,574,847 (“the Guardian Acquisition”). The Guardian Acquisition was funded through $8,585,000 of new equity, the issuance of $3,000,000 in term loans, $5,000,000 in subordinated notes and a $7,994,847 draw on the revolving credit facility. Guardian Acquisition related costs and fees of $1,165,722 are included in the total purchase price.

The Guardian Acquisition was accounted for as a purchase. As a result of the acquisition, the Company gained additional market share in the Kentucky, Tennessee, Missouri and Illinois markets, and a presence in Nebraska, North Carolina and Louisiana. The results of the Guardian Acquisition’s operations have been included in the Company’s consolidated financial statements since the date of the acquisition.

The following table summarizes the estimated fair values of the assets and liabilities assumed at the date of acquisition:

Cash	$6,685
Accounts receivable	6,565,167
Inventories	8,217,792
Prepaid expenses and other	87,375
Property and equipment	2,382,952
Other intangible assets	6,701,000
Goodwill	3,336,987
Accounts payable	(2,249,741)
Accrued expenses and other	(473,370)
Net assets acquired	$24,574,847

Acquisition of ABCo Wholesale Distributors, Inc.

Effective April 10, 2003, the Company acquired the stock of ABCo Wholesale Distributors, Inc. for $4,667,068 (“the ABCo Acquisition”). The ABCo Acquisition was funded through an increase in the Company’s revolving credit facility. ABCo Acquisition related costs and fees of $155,457 are included in the total purchase price.

The ABCo Acquisition was accounted for as a purchase and gives the Company a presence in Michigan. The results of the ABCo Acquisition’s operations have been included in the Company’s consolidated financial statements since the date of the acquisition.

The following table summarizes the estimated fair values of the assets and liabilities assumed at the date of acquisition.

Cash	$272,510
Accounts receivable	715,274
Inventories	2,324,990
Prepaid expenses and other	8,884
Property and equipment	206,819
Other intangible assets	2,061,000
Goodwill	684,913
Accounts payable	(544,272)
Accrued expenses and other	(247,978)
Deferred tax liability	(815,072)
Net assets acquired	$4,667,068

Acquisition of U.S. Superior Building Products, Inc.

Effective September 30, 2003, the Company acquired the stock of U.S. Superior Building Products, Inc. for $2,854,872 (“the USS Acquisition”). The USS Acquisition was funded through an increase in the Company’s revolving credit facility. Acquisition related costs and fees of $181,830 are included in the total purchase price.

The USS Acquisition was accounted for as a purchase and gives the Company additional market share in Texas. The results of the USS operations have been included in the Company’s consolidated financial statements since the date of the acquisition. At December 31, 2003, prepaid expenses and other includes a receivable due from the seller for $83,950 resulting from the true-up of net assets acquired.

The following table summarizes the estimated fair values of the assets and liabilities assumed at the date of acquisition.

Cash	$108,476
Accounts receivable	1,172,634
Inventories	2,292,705
Rebates receivable	57,921
Prepaid expenses and other	144,180
Property and equipment	611,886
Other intangible assets	428,000
Goodwill	1,958,003
Accounts payable	(3,193,673)
Accrued expenses and other	(469,146)
Capital lease obligations	(82,346)
Deferred tax liability	(173,768)
Net assets acquired	$2,854,872

Acquisition of Forest Siding Supply

On December 31, 2004, the Company acquired certain assets and assumed certain liabilities of Forest Siding Supply (the “Forest Acquisition”) for $15,833,815. Forest operated 14 siding distribution branches in Arkansas, Illinois, Iowa, Kansas, Missouri, Nebraska, Oklahoma and Texas. The Forest Acquisition was funded through the issuance of $5,100,000 of equity, an increase in term debt of $3,250,000 and the issuance of a $2,000,000 seller subordinated note payable, with the remaining purchase price drawn on the Company’s revolving line of credit. Acquisition related costs and fees of $607,300 are included in the purchase price.

The Forest Acquisition was accounted for as a purchase and gives the Company additional presence in the states noted above. As the transaction took place at the close of business on December 31, 2004, the Company’s results for the year ended December 31, 2004 do not include any amounts related to Forest. At December 31, 2004, prepaid expenses and other includes a receivable due from the seller for $662,967 resulting from the true-up of the purchase price subsequent to closing.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash	$3,969
Accounts receivable	2,257,486
Inventories	5,986,123
Rebates receivable	197,861
Prepaid expenses and other	697,076
Property and equipment	1,370,499
Other intangible assets	4,849,000
Goodwill	4,335,945
Accounts payable	(2,516,868)
Accrued restructuring costs	(739,986)
Accrued expenses and other	(607,290)
Net assets acquired	$15,833,815

2. Summary of Significant Accounting Policies

Inventories

The majority of the Company’s inventories are valued at the lower of cost or market determined using weighted average cost.

The Company receives monthly, quarterly, semi-annual and annual rebates from certain of its vendors. The Company accounts for vendor rebates as a reduction to the inventory value based on the total anticipated rebates to be earned for the reporting period. As inventory is sold, the anticipated applicable rebate is booked as a reduction of cost of goods sold. At June 30, 2005, December 31, 2004 and 2003, the cost of inventory is net of vendor rebates and cash discounts earned applicable to ending inventory.

Financial Instruments

The carrying value of the Company’s financial instruments does not differ materially from their estimated fair value (primarily based on quoted market prices). At June 30, 2005, December 31, 2004 and 2003, the fair value of the Company’s long-term debt, including current maturities, was approximately $22,000,000, $23,650,000 and $20,400,000. The fair value estimate was based on pertinent information available to management.

The Company uses derivative financial instruments to manage the economic impact of fluctuations in interest rates. The Company enters into interest rate swaps to manage these economic risks. As of January 1, 2003, the Company adopted Financial Accounting Standards Board (FASB) Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by Statements No. 137 and No. 138. The Statements require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges are adjusted to fair value through earnings. If a derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in accumulated other comprehensive gain (loss) until the hedged item is recognized in earnings.

The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategies for undertaking various hedge transactions. In this documentation, the Company specifically identifies the asset, liability, firm commitment or forecasted transaction that has been designated as a hedged item and states how the hedging instrument is expected to hedge the risks related to that item. The Company formally measures effectiveness of its hedging relationships both at the hedge inception and on an ongoing basis. The Company discontinues hedge accounting prospectively when it determines that the derivative is no longer effective in offsetting changes in the fair value or cash flows of a hedged item; when the derivative expires or is sold, terminated or exercised; when it is probable that the forecasted transaction will not occur; when a hedged firm commitment no longer meets the definition of a firm commitment; or when management determines that designation of the derivative as a hedge instrument is no longer appropriate.

Property and Equipment

The Company’s property and equipment additions are stated at cost and include the cost of replacements and additions of major assets and expenditures that substantially increase the useful lives of existing property and equipment. Repairs and costs of minor replacements are expensed as incurred. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss on disposition is recognized.

Depreciation is calculated on the straight-line method over the estimated useful lives, which range from 1 to 8 years, of the respective assets. Leasehold improvements are amortized over the lesser of the lease term or the life of the asset. Depreciation expense of $1,448,960, $2,312,683, $2,111,975 and $733,741 for the six months ended June 30, 2005, the years ended December 31, 2004 and 2003 and the five months ended December 31, 2002 includes amortization of assets recorded under capital leases that was computed based on the term of each lease.

Property and equipment as of June 30, 2005, December 31, 2004 and 2003 consisted of the following:

	June 30,	December 31,
	2005	2004	2003
Machinery and equipment	$15,571,206	$13,223,870	$9,983,758
Leasehold improvements	1,272,538	929,381	749,956
Furniture and fixtures	722,560	665,902	573,549
Construction in progress	12,274	32,190	183,237
	17,578,578	14,851,343	11,490,500
Less accumulated depreciation	6,577,284	5,168,894	2,903,884
Property and equipment, net	$11,001,294	$9,682,449	$8,586,616

Goodwill, Deferred Loan Costs and Other Intangibles

Goodwill represents the purchase price in excess of the fair value of net assets acquired. The Company tests goodwill for impairment on an annual basis, relying on a number of factors including operating results, business plans and future cash flows. Recoverability of goodwill is evaluated using a two-step process. The first step involves a comparison of the fair value of a reporting unit with its carrying value. If the carrying amount of the reporting unit exceeds its fair value, the second step of the process involves a comparison of the fair value and carrying value of the goodwill of that reporting unit. If the carrying value of the goodwill of a reporting unit exceeds the fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess. No impairment in the value of goodwill was recognized during the six months ended June 30, 2005, the years ended December 31, 2004 and 2003 and the five months ended December 31, 2002.

The changes in the carrying amount of goodwill for the six months ended June 30, 2005, the years ended December 31, 2004 and 2003 and the five months ended December 31, 2002 are as follows:

	June 30,	December 31,
	2005	2004	2003	2002
Beginning balance	$37,492,232	$33,089,508	$28,322,118	$28,322,118
Net adjustments to purchase price of prior acquisitions	126,318	66,779	(1,212,513)	—
Acquisitions	—	4,335,945	5,979,903	—
Ending balance	$37,618,550	$37,492,232	$33,089,508	$28,322,118

Deferred loan costs represent costs incurred in connection with placement of the Company’s revolving credit facility, term loan and subordinated notes. Deferred loan costs are being amortized over the terms of the related debt. Amortization expense for deferred loan costs was $157,588, $368,604, $361,068 and $114,679 for the six months ended June 30, 2005, the years ended December 31, 2004 and 2003 and the five months ended December 31, 2002. Based on the current carrying amount of deferred loan costs, the estimated amortization expense for each of the succeeding three years ending June 30 is as follows: 2006—$261,750; 2007—$261,750; 2008—$21,812.

Other intangible assets at June 30, 2005, December 31, 2004 and 2003 consisted of the following:

	June 30,		December 31,
	2005		2004		2003
	Gross	Accumulated	Gross	Accumulated		Accumulated
	Cost	Amortization	Cost	Amortization	2003	Amortization
Beneficial leases	$2,403,868	$571,794	$2,403,868	$466,772	$2,403,868	$256,729
Noncompetition agreements	5,610,000	3,841,544	5,610,000	3,309,258	5,401,000	2,044,304
Customer relationships	19,535,000	5,664,314	19,535,000	4,591,834	14,895,000	2,894,627
Tradename	2,395,000	—	2,395,000	—	2,395,000	—
Customer log	—	—	100,000	100,000	100,000	95,833
	29,943,868	$10,077,652	30,043,868	$8,467,864	25,194,868	$5,291,493
Less accumulated amortization	10,077,652		8,467,864		5,291,493
Other intangibles, net	$19,866,216		$21,576,004		$19,903,375

Beneficial leases represent the difference between the present value of market rate rents for the term of the leases and the present value of the stated rents in the leases for certain of the Company’s locations. The related asset for these leases is being amortized over the life of the lease. Amortization expense for the beneficial leases was $105,022, $210,043, $183,794 and $72,934 for the six months ended June 30, 2005, the years ended December 31, 2004 and 2003 and the five months ended December 31, 2002.

Employment agreements are in place for key employees of the Company. These employment agreements contain noncompetition agreements ranging from one to six years. The value of the noncompetition agreements are being amortized on an accelerated basis over a five year period. Amortization expense for the noncompetition agreements was $532,286, $1,264,954, $1,517,679 and $526,625 for the six months ended June 30, 2005, the years ended December 31, 2004 and 2003 and the five months ended December 31, 2002.

Amortization expense for the customer relationships was $1,072,478, $1,697,207, $2,046,521 and $848,105 for the six months ended June 30, 2005, the years ended December 31, 2004 and 2003 and the five months ended December 31, 2002 and is being amortized on an accelerated basis over a range of eighteen to twenty years.

Based on the current carrying amount of intangible assets subject to amortization, the estimated amortization expense for each of the succeeding five years ending June 30 is as follows: 2006—$3,150,010; 2007—$2,588,566; 2008—$1,991,338; 2009—$1,596,615; 2010—$1,432,739.

A trade name acquired in the Guardian Acquisition was valued at $2,395,000. The trade name has an indefinite life and no amortization is recognized.

Comprehensive Income

The Company reports comprehensive income in accordance with SFAS No. 130, Reporting Comprehensive Income (SFAS No. 130). SFAS No. 130 establishes rules for the reporting and display of comprehensive income and its components. Accumulated other comprehensive income as of June 30, 2005 consists entirely of the benefit derived from interest rate swap agreements.

Revenue Recognition

Sales are recognized at the time product is delivered to customers. Service charges on past due accounts of approximately $331,133, $483,000, $372,000 and $129,000 are included in sales for the six months ended June 30, 2005, the years ended December 31, 2004 and 2003 and the five months ended December 31, 2002 and are recognized upon the receipt of cash due to the unpredictable pattern of collectibility.

Accounting for Shipping and Handling Fees and Costs

The Company adheres to Emerging Issues Task Force (“EITF”) 00-10, “Accounting for Shipping and Handling Fees and Costs”. This EITF requires the classification of shipping and handling costs billed to customers in sales and shipping and handling costs incurred by the Company to be included in costs of goods sold, or if classified elsewhere, to be disclosed. The Company has reflected these amounts in sales and in selling, general and administrative expenses on the accompanying consolidated statements of income. For the six months ended June 30, 2005, the years ended December 31, 2004 and 2003 and the five months ended December 31, 2002 shipping and handling costs totaled approximately $5,200,000, $8,140,000, $8,340,000 and $2,690,000.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Deferred taxes are determined based on the differences between the financial statement carrying amounts and tax basis of assets and liabilities using enacted statutory tax rates.

Advertising Costs

Advertising costs are expensed as incurred and totaled $174,888, $255,377, $214,105 and $117,650 for the six months ended June 30, 2005, the years ended December 31, 2004 and 2003 and the five months ended December 31, 2002.

Stock Option Plan

The Company has a stock option plan. The Company accounts for this plan under the recognition and measurement principles of APB No. 25 “Accounting for Stock Issued to Employees” and related interpretations. The Board of Directors may grant nonqualified stock options to employees. The options have an exercise price equal to the fair market value of the underlying stock at the date of grant and vest ratably over a five year period with the first 20 percent becoming exercisable one year after the date of grant. Options granted expire ten years from the date of grant. At June 30, 2005, December 31, 2004 and 2003, the stock option plan reserved a total of 4,800,000 shares, of which 692,500, 637,500 and 759,500 shares were available for grant.

The following table summarizes the activity in the stock option plan for the six months ended June 30, 2005, the years ended December 31, 2004 and 2003 and the five months ended December 31, 2002:

		Exercise
	Options	Price
Options outstanding at August 1, 2002	—	$—
Options granted	3,301,870	1.00
Options exercised	—	—
Options canceled	—	—
Options outstanding at December 31, 2002	3,301,870	$1.00
Options granted	1,578,450	1.00
Options exercised	—	—
Options canceled	(839,820)	1.00
Options outstanding at December 31, 2003	4,040,500	$1.00
Options granted	369,000	1.00
Options exercised	—	—
Options canceled	(247,000)	1.00
Options outstanding at December 31, 2004	4,162,500	$1.00
Options granted	188,000	1.00
Options exercised	(86,400)	—
Options canceled	(156,600)	1.00
Options outstanding at June 30, 2005	4,107,500	$1.00

The Company adopted the disclosure requirements of Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock Based Compensation”, which considers stock options as compensation expense to the Company based on their fair value at the date of the grant. Had the compensation expense related to the stock option plan been determined based on the fair value at date of grant, the Company’s operating results would have been reduced to the pro forma amounts indicated below:

	June 30,	December 31,
	2005	2004	2003	2002
Net income (loss)
As reported	$581,188	$465,219	$(763,750)	$(360,869)
Pro forma	477,113	255,941	(952,044)	(424,408)

The fair value of the options granted is estimated on the date of grant using the Black-Scholes option pricing model utilizing the following assumptions:

	June 30,	December 31,
	2005	2004	2003	2002
Risk-free interest rate	4.23%	4.47%	4.15%	5.00%
Expected life (years)	10	10	10	10
Dividend yield	0.00%	0.00%	0.00%	0.00%
Expected volatility	30.00%	30.00%	30.00%	30.00%

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Concentration of Credit Risk

Substantially all of the Company’s accounts receivable are due from construction companies, building product dealers and contractors. Sales volumes for these customers tend to be seasonal in nature with significant declines during the winter months. As of June 30, 2005, December 31, 2004 and 2003, the Company’s accounts receivable included approximately $443,000, $856,000 and $893,000 of notes receivable, which are due within one year. The Company actively maintains its right to file mechanics liens and its right to pursue payment against performance bonds on many commercial or public projects.

Accounts receivable are recorded net of allowances for doubtful accounts. The Company provides an allowance for balances deemed uncollectible. The Company utilizes a systematic approach to setting the allowance which includes a customer by customer review of its accounts receivable and an analysis of historical bad debt. Actual results could differ from these estimates.

Recent Accounting Pronouncements

In December 2004, the FASB issued Statement No. 123(R), Share-Based Payment (“SFAS No. 123(R)”). SFAS No. 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values (i.e. pro forma disclosure is no longer an alternative to financial statement recognition). The provisions of SFAS No. 123(R) must be applied at the beginning of the first interim or annual period beginning after

June 15, 2005. The Company is in the process of evaluating the impact of this new pronouncement on its financial statements.

In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51 (“FIN 46”). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional Subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. However, in December 2003, the FASB deferred the effective date of FIN 46 to the end of the first interim or annual period ending after December 15, 2003 for those arrangements involving special purpose entities entered into prior to February 1, 2003. All other arrangements within the scope of FIN 46 are subject to its provisions beginning in 2004. The Company adopted FIN 46, as required, with no material impact to its consolidated financial position or results of operations.

3. Income Taxes

The Company files a consolidated U.S. Federal income tax return and certain consolidated state income returns.

The provision (benefit) from income taxes for the six months ended June 30, 2005, the years ended December 31, 2004 and 2003 and the five months ended December 31, 2002 includes the following:

	June 30,	December 31,
	2005	2004	2003	2002
Current tax benefit
Federal	$366,936	$3,105,762	$(155,263)	$(823,236)
State	112,649	1,102,939	28,484	(204,666)
	479,585	4,208,701	(126,779)	(1,027,902)
Deferred tax provision
Federal	12,649	(2,976,149)	331,743	838,600
State	4,135	(707,585)	64,397	162,787
	16,784	(3,683,734)	396,140	1,001,387
	$496,369	$524,967	$269,361	$(26,515)

A reconciliation of the income tax provision (benefit) to income taxes computed using the U.S. statutory income tax rate is summarized below:

	June 30,	December 31,
	2005	2004	2003	2002
Income from continuing operations before income taxes	$1,173,208	$1,117,400	$220,066	$(248,442)
U.S. statutory rate	34.0%	34.0%	34.0%	34.0%
Tax at U.S. statutory rate	398,891	379,916	74,822	(84,470)

Federal tax effect of permanent items
Meals and entertainment	10,810	54,641	58,259	23,500
Officers life insurance	4,054	25,500	25,407	2,509
Other	4,594	39,576	30,733	17,902
State, local and other income taxes net of federal benefit	78,020	25,334	80,140	14,044
Income tax provision	$496,369	$524,967	$269,361	$(26,515)

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	June 30,		December 31,
	2005		2004		2003
	Current	Long-term	Current	Long-term	Current	Long-term
Assets
Allowance for doubtful accounts	$798,900	$—	$798,900	$—	$1,080,620	$—
Inventory	2,361,044	—	2,493,537	—	493,934	—
Accrued expenses	485,702	—	504,077	—	357,014	—
Other	6,774	130,939	6,775	130,939	6,773	117,457
Total deferred tax assets	3,652,420	130,939	3,803,289	130,939	1,938,341	117,457
Liabilities
Intangible assets	—	(5,004,586)	—	(5,138,672)	—	(6,078,410)
Prepaid expenses	—	—	—	—	(798,677)	—
Property and equipment	—	(391,674)	—	(391,674)	—	(186,043)
LIFO reserve	—	—			(272,520)
Interest rate swap	—	(124,178)	—	(97,090)	—	—
Total deferred tax liabilities	—	(5,520,438)	—	(5,627,436)	(1,071,197)	(6,264,453)
Net deferred tax assets (liabilities)	$3,652,420	$(5,389,499)	$3,803,289	$(5,496,497)	$867,144	$(6,146,996)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. Although realization is not assured, management believes they will generate sufficient taxable income in future years to realize these deferred tax assets. Based on management’s analysis of the realization of deferred tax assets at June 30, 2005, no valuation allowance was provided.

4. Capital Leases

The Company is party to capital lease agreements covering certain vehicles and equipment. The remaining terms as of June 30, 2005 are for periods ranging from approximately one to five years (expiring in August 2009) and generally provide for payment of insurance, maintenance and taxes by the Company. Certain of these leases have renewal and purchase options at varying dates. As of June 30, 2005, December 31, 2004 and 2003 amounts capitalized related to these leases and included in property and equipment, net in the accompanying consolidated balance sheets totaled approximately $50,700, $64,600 and $83,000.

Future minimum lease payments under capital leases as of June 30, 2005 are as follows:

Twelve months ending June 30, 2006	$17,387
Twelve months ending June 30, 2007	15,895
Twelve months ending June 30, 2008	11,417
Twelve months ending June 30, 2009	6,439
Twelve months ending June 30, 2010	800
Thereafter	—
Total minimum lease payments	51,938
Less amount representing interest	4,915
Present value of minimum lease payments	47,023
Less current portion	13,347
$33,676

5. Debt

Long-term debt as of June 30, 2005, December 31, 2004 and 2003 consists of the following:

	June 30,	December 31,
	2005	2004	2003
Senior term loan, due October 1, 2006; principal due in quarterly installments through October 1, 2006, interest payable monthly at base rate or LIBOR plus applicable margin (interest rate of 7.25% as of June 30, 2005) collateralized by all assets of the company	$4,500,000	$6,000,000	$5,750,000
Senior equipment notes, due July 31, 2007; principal due in quarterly installments through July 1, 2007, interest payable monthly at base rate or LIBOR plus applicable margin (interest rate of 7.25% as of June 30, 2005) collateralized by all assets of the Company	1,656,250	1,968,750	1,343,750
8% uncollateralized seller subordinated note, due December 31, 2005	2,000,000	2,000,000	—
12.5% uncollateralized subordinated notes to stockholders, due July 15, 2008	15,000,000	15,000,000	15,000,000
	23,156,250	24,968,750	22,093,750
Discount on subordinated notes to stockholders	(1,132,196)	(1,316,683)	(1,685,658)
	22,024,054	23,652,067	20,408,092
Less current portion	5,625,000	5,625,000	3,375,000
Long-term debt	$16,399,054	$18,027,067	$17,033,092

In addition to the long-term debt detailed above, the Company has a senior revolving credit facility (the “Facility”) which expires July 31, 2007. All amounts collected by the Company are used to reduce the outstanding balance each day, and the Company borrows against the senior revolving credit facility each day to fund its payment obligations. Interest is payable monthly at base rate or LIBOR plus applicable margin (5.63 percent to 6.75 percent at June 30, 2005). This facility is collateralized by all assets of the Company.

The Company has a senior loan agreement covering the senior revolving credit facility, senior term loan and senior equipment notes. At June 30, 2005, the total facility aggregated $70,000,000. Borrowings under the revolving credit facility portion of the agreement are limited to a collateral base consisting of specified percentages of eligible accounts receivable and inventories. Available borrowings under the senior revolving facility were $7,808,663 at June 30, 2005 and the Company also had $3,754,978 in cash. Borrowings on the Company’s revolving line of credit are classified as current due to certain provisions of the Facility whereby the Company’s cash receipts are automatically applied against borrowings under the revolving line of credit. The Facility also includes a clause giving the lender the ability to recall the debt in the event of certain significant adverse changes in the business.

At June 30, 2005, the Company had outstanding letters of credit under its senior loan agreement aggregating $2,597,000. The beneficiaries of the letters of credit are the insurance companies which handle claims payments under the Company’s self insurance programs. The amount of outstanding letters of credit reduces the Company’s collateral base for purposes of determining the maximum borrowings that may be outstanding. The letters of credit are not considered outstanding debt and, therefore, are not included in the Company’s liabilities at June 30, 2005.

The senior loan agreement contains covenants which restrict the Company’s ability to incur additional debt, make distributions, and make capital expenditures in excess of certain limits or dispose of assets other than in the ordinary course of business. Further, the senior loan agreement requires the Company maintain certain ratios relative to the amount of fixed charges, senior debt levels and total debt levels. At June 30, 2005, the Company was in compliance with these ratios.

In March 2005, the Company and its banks amended the terms of the senior loan agreement to increase the maximum borrowings from $60,000,000 to $70,000,000, extend the termination date of the agreement by one year to July 31, 2007 and amend certain covenants. In July 2005, the Company and its banks amended the terms of the senior loan agreement to temporarily increase the maximum borrowings from $70,000,000 to $76,000,000, providing the company’s collateral base is sufficient to cover such additional borrowings. This temporary increase expires October 26, 2005.

In connection with the SDI Acquisition and the Guardian Acquisition, the Company sold $15,000,000 of 12.5 percent subordinated notes to Massachusetts Mutual Life Insurance Company, and affiliated entities (“MassMutual”). Interest is payable quarterly. The principal amount becomes due July 15, 2008. As of June 30, 2005, the Company had accrued $390,635 of interest payable to stockholders related to the subordinated notes. MassMutual is an equity investor in the Company.

The subordinated note agreement contains restrictive covenants which mirror those contained in the senior loan agreement. At June 30, 2005, the Company was in compliance with these ratios.

In connection with the acquisition of the net assets of Forest Siding Supply, the Company issued the seller a $2,000,000 subordinated note as a portion of the purchase consideration (the “Seller Note”). The Seller Note carries interest at 8% and is due in full on December 31, 2005. The Seller Note is subordinated to the senior loan agreement and is junior to the 12.5% uncollateralized subordinated notes due stockholders. A portion of the Seller Note is guaranteed by the Company’s Chief Executive Officer.

Future maturities of long-term debt as of June 30, 2005 are as follows:

Twelve month period ending June 30, 2006	$5,625,000
Twelve month period ending June 30, 2007	2,093,750
Twelve month period ending June 30, 2008	437,500
Twelve month period ending June 30, 2009	15,000,000
Twelve month period ending June 30, 2010	—
Thereafter	—
$23,156,250

6. Warrants

In conjunction with the issuance of the subordinated notes issued at its inception, the Company issued the holders of the notes 1,735,628 warrants to purchase its common stock. In conjunction with the subordinated notes issued to finance the Guardian acquisition, an additional 722,649 warrants were issued. The exercise price of the warrants is $.01 per share. The warrants are exercisable at any time before the expiration on July 15, 2009 and are considered automatically exercised on the last day of the agreement, unless otherwise notified. The Company has reserved 2,458,277 shares of authorized, unissued common stock for the conversion of outstanding stock warrants. The warrants are not transferable without prior approval of the Company. A risk free interest rate ranging from 4.15 percent to 5.00 percent was used in determining the value of the warrants. The fair value of these warrants of $2,148,152 was recorded as equity at date of acquisition and as subordinated notes discount. This discount is being amortized over six years. During the six months ended June 30, 2005, the years ended December 31, 2004 and 2003 and the five months ended December 31, 2002, the Company amortized $184,487, $368,975, $363,500 and $98,994 of the discount.

7. Benefit Plans

The Company has a 401(k) plan covering substantially all of its employees. The plan allows for employee contributions and Company matching contributions that are made at the discretion of the Company’s Board of Directors. The participants begin partial vesting after two years of service and become fully vested after six years of service.

The Company has a partially self-funded health insurance plan that is offered to all qualifying employees. The plan limits the liability to the Company by having both individual and aggregate stop loss insurance policies. Expense recognized related to the plan was $878,485, $1,831,612, $2,172,398 and $372,608 for the six months ended June 30, 2005, the years ended December 31, 2004 and 2003 and the five months ended December 31, 2002.

8. Related Party Transactions

The Company’s majority shareholder is Brazos Private Equity Partners, LLC (“Brazos”), which provides management assistance and oversight to the Company. Brazos receives a quarterly fee based on a percentage of gross sales as well as fees on consummated acquisitions and capital infusions. Brazos earned approximately $343,653, $640,000, $1,350,000 and $270,000 for these services provided during the six months ended June 30, 2005, the years ended December 31, 2004 and 2003 and the five months ended December 31, 2002. Approximately $330,000 and $750,000 of the fees earned in 2004 and 2003 relate to assistance provided in conjunction with the Company’s acquisitions and were capitalized. Amounts due to Brazos at June 30, 2005, December 31, 2004 and 2003 were $156,855, $516,280 and $196,915.

9. Financial Instruments and Risk Management

During 2003, the Company entered into two interest rate swap agreements, each with a notional amount of $10 million that effectively convert a portion of its variable-rate borrowings to a fixed-rate basis through the maturity of the related debt on July 31, 2006, thus reducing the impact of changes in interest rates on future interest expense. Approximately 40% of the Company’s outstanding variable-rate borrowings as of June 30, 2005 have been hedged through the designation of interest rate swap agreements classified as cash flow hedges. Under the terms of the agreement, the Company pays a fixed rate of 2.44% and 2.47% and receives a LIBOR floating rate. The fair value of the Company’s interest rate swap agreements represents the estimated receipts or payments that would be made to terminate the agreements. The change in accumulated other comprehensive income shown on the consolidated statement of changes in stockholders’ equity reflects the change in the fair value of these swap agreements during the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003.

10. Commitments and Contingencies

The Company leases offices and certain warehouse facilities under various noncancelable agreements accounted for as operating leases. The leases are for periods ranging from one to twelve years. Certain of the leases contain renewal or purchase options and annual adjustments based on the consumer price index. Operating lease expense for current operating branches for the six months ended June 30, 2005, the years ended December 31, 2004 and 2003 and the five months ended December 31, 2002 was approximately $2,850,000, $4,300,000, $3,600,000 and $900,000.  Future minimum lease payments under noncancelable operating leases as of June 30, 2005 are as follows:

Six months ending December 31, 2005	$3,128,582
Year ending December 31, 2006	5,846,792
Year ending December 31, 2007	5,313,308
Year ending December 31, 2008	4,004,202
Year ending December 31, 2009	3,035,964
Thereafter	2,866,337
$24,195,185

From time to time, the Company is a party to certain claims and litigation incidental to its business. Management is of the opinion that the ultimate resolution of any known claims, either individually or in the aggregate, will not have a material adverse impact on the Company’s financial position, results of operations or cash flow.

11. Discontinued Operations

During 2004, the Company closed branches located in Macon, GA and Corpus Christi, TX and sold a branch in Springfield, IL. In 2003, the Company closed branches in St. Louis, MO, Shreveport and Monroe, LA, Austin, TX and Toledo, OH. The financial results of the closed or sold branches have been accounted for as discontinued operations. The Company recognized additional expense of approximately $280,000 and $360,000 in 2004 and 2003 to account for estimated future lease costs and related expenditures. A summary of discontinued operations is shown below:

	June 30,	December 31,
	2005	2004	2003	2002
Statements of Operations
Sales, net	$28,507	$3,542,774	$10,337,506	$3,472,300
Cost of goods sold	(22,387)	(2,778,077)	(8,133,425)	(2,733,654)
Selling, general and administrative expenses	(167,150)	(1,378,862)	(3,386,954)	(968,683)
Gain on disposal of assets	—	400,000	—	—
Loss before income taxes	(161,030)	(214,165)	(1,182,873)	(230,037)
Income taxes benefit	65,378	86,951	468,418	91,095
Loss from discontinued operations	$(95,652)	$(127,214)	$(714,455)	$(138,942)

12. Subsequent Event

On August 9, 2005, the Company and its stockholders and warrantholders entered into a Securities Purchase Agreement with Beacon Sales Acquisition, Inc. (Beacon) under which Beacon will acquire all of the Company’s issued and outstanding stock. The purchase price is $152,000,000 in cash, payable at closing, subject to an adjustment for working capital and other items. The Company’s outstanding debt at closing will be repaid and the difference between the exercise price and the calculated value of each share of common stock will be paid to each optionholder prior to the distribution of proceeds to the selling stockholders. Based on the Company’s performance for the remainder of calendar 2005, the Company’s stockholders could receive up to an additional $10,000,000 in additional purchase price. The transaction is expected to close in October 2005.